UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2014

UNITED BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-16640 (Commission File Number)	38-2606280 (IRS Employer Identification no.)

2723 S. State Street, Ann Arbor, MI 48104
(Address of principal executive offices)

(734) 214-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

On January 7, 2014, United Bancorp, Inc. (“United,” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Old National Bancorp (“ONB”), an Indiana corporation, pursuant to which United will merge with and into ONB, whereupon the separate corporate existence of United will cease and ONB will survive (the “Merger”). In connection with the Merger, United Bank & Trust, a Michigan chartered commercial bank and wholly-owned subsidiary of United, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank.

The Merger Agreement has been unanimously adopted and approved by the board of directors of each of ONB and United. Subject to the approval of United’s common shareholders of the Merger Agreement, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger late in the second quarter of 2014.

All of the members of the board of directors of United have entered into a voting agreement pursuant to which they have agreed to vote their shares of United common stock in favor of approving the Merger Agreement.  A copy of the voting agreement is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, in connection with the Merger, each United shareholder will receive $2.66 in cash (the “Cash Consideration”) and 0.7 shares of ONB common stock (the “Exchange Ratio” and, together with the Cash Consideration, the “Merger Consideration”) for each share of United common stock owned by them. While the Cash Consideration will remain a fixed amount, the Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and discussed below.  At the effective time of the Merger, outstanding vested and unvested awards under Company Stock Plans (as defined in the Merger Agreement) of United will convert into an award with respect to ONB common stock, at the rate and subject to further adjustment as set forth in the Merger Agreement. Based on ONB’s January 6, 2014 closing price of $15.02 per share, the total Merger Consideration is estimated to be approximately $173.1 million.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if there is a change in the number of shares of common stock issued and outstanding prior to the effective time of the Merger by way of a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), stock dividend or stock distribution, combination or readjustment of shares or similar transaction with respect to the outstanding ONB common stock or United common stock; (ii) if the amount of Company Consolidated Shareholders’ Equity (as defined in the Merger Agreement) of United is less than $80 million as of the end of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made; (iii) if the after-tax Environmental Costs (as defined in the Merger Agreement) associated with leased or owned real properties of United are in excess of $1.25 million; and (iv) at ONB’s option, in the manner prescribed in the Merger Agreement, following written notice from United within a specified timeframe prior to the scheduled closing date requesting an adjustment to the Exchange Ratio due to a specified decrease in the market price of ONB common stock.

The Merger Agreement contains representations, warranties and covenants of ONB and United including, among others, covenants that require United to (i) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) not engage in certain kinds of transactions during such period (without the prior written consent of ONB). Subject to certain exceptions, as further described below, the board of directors of United will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby and will solicit proxies voting in favor of the Merger Agreement from United’s shareholders.

From the date of the Merger Agreement, United is subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, recommend an alternative takeover proposal or enter into an agreement with respect to an alternative takeover proposal. Notwithstanding the “no shop” restrictions, prior to the time that shareholder approval is obtained, United’s board of directors may change its recommendation to the shareholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the board of directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that such takeover proposal constitutes a Superior Proposal; provided, however, that prior to taking any such action, United is required to provide ONB the opportunity to match such Superior Proposal or to revise its proposal such that it would cause such Superior Proposal to no longer constitute a Superior Proposal. A “Superior Proposal” means any bona fide written takeover proposal that the United board of directors has determined in its good faith judgment, after consultation with its independent financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and that is reasonably likely to result in the consummation of a transaction more favorable to United’s shareholders from a financial point of view than the Merger, taking into account (A) all relevant legal, regulatory and financial aspects of the proposal (including availability of financing and certainty of closing) and the third party making the proposal; and (B) any changes to the terms of the Merger Agreement proposed by ONB.

The Merger Agreement provides certain termination rights for both United and ONB and further provides that, upon termination of the Merger Agreement under certain circumstances, United or ONB, as applicable, will be obligated to pay the other party a termination fee of $6 million.

As noted above, consummation of the Merger is subject to various customary conditions, including: (i) receipt of the requisite approval of the shareholders of United; (ii) receipt of required regulatory approvals; (iii) absence of any law or order prohibiting the closing; (iv) effectiveness of the registration statement to be filed by ONB with the Securities and Exchange Commission (the “SEC”) with respect to the ONB common stock to be issued in the Merger; (v) authorization for listing on The NASDAQ Global Select Market of the shares of

ONB common stock to be issued in the Merger; and (vi) the Company Consolidated Shareholders’ Equity of United as of the end of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $75 million. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (ii) compliance of the other party with its covenants in all material respects; (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and (iv) the absence of any change, state of facts, development or effect, individually or in the aggregate, constituting a Material Adverse Effect (as defined in the Merger Agreement) with respect to either party since December 31, 2012.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning ONB and United that each company publicly files in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information for Shareholders

In connection with the proposed merger, ONB will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of United and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and United, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from United by accessing United’s website at www.ubat.com under the tab “About Us” then “Investor Relations” then “SEC Filings.”

ONB and United and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of United in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 15, 2013. Information about the directors and executive officers of United is set forth in the proxy statement for United’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 25, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of ONB’s and United’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and United’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and United to execute their respective business plans (including ONB’s proposed acquisitions of United and Tower Financial Corporation); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either ONB’s or United’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in ONB’s and United’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this Current Report, and neither ONB nor United undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 8.01.	Other Events.

On January 8, 2014, United and Old National issued a joint press release announcing the execution of the Merger Agreement. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as exhibits to this report on Form 8-K:

	2.1	Agreement and Plan of Merger dated January 7, 2014. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

	10.1	Form of Voting Agreement dated January 7, 2014

	99.1	Joint Press Release dated January 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2014	UNITED BANCORP, INC.

	By	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger dated January 7, 2014. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished supplementally to the Commission upon request.

10.1	Form of Voting Agreement dated January 7, 2014.

99.1	Joint Press Release dated January 8, 2014.